Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

VENAXIS, INC.
 (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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VENAXIS, INC.
1775 38th Street
Boulder, Colorado 80301
 (303) 545-5550

ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON NOVEMBER 30, 2016

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

November 10, 2016

Dear Shareholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Shareholders of Venaxis, Inc. to be held on November 30, 2016.  Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated October 17, 2016, the Board of Directors unanimously recommends that you vote "FOR" each of the Proposals 1 through 5.  Please sign, date and return the enclosed proxy card as soon as possible or, alternatively, you can vote via the Internet, telephone, or mail (see the instructions below).

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 856-3065.  On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,
/s/ Stephen T. Lundy

Stephen T. Lundy
Chief Executive Officer and President

Venaxis Shareholders
November 10, 2016

You may use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.
Vote by Telephone:  Call the toll-free number listed for this purpose on your proxy card or voting instruction form.  Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.